                                                                   EXHIBIT 10.30

                              AMENDED AND RESTATED
                                 REVOLVING NOTE


$22,500,000                                                     Cincinnati, Ohio
                                                        Dated: September 20,2001
                                                         Restated: August 5,2004




         MERIDIAN BIOSCIENCE, INC., an Ohio corporation, MERIDIAN BIOSCIENCE CORPORATION an Ohio corporation ("Corp."), OMEGA TECHNOLOGIES, INC., an Ohio corporation ("Omega"), GULL LABORATORIES, INC. a Utah corporation ("Gull"), BIODESIGN INCORPORATED, a Maine corporation and VIRAL ANTIGENS, INC., a Tennessee corporation ("VAI") (collectively and jointly and severally the "Borrowers" and individually a "Borrower"), for value received, hereby promises to pay to the order of FIFTH THIRD BANK (the "Bank") at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of $22,500,000 or such lesser unpaid principal amount as may be advanced by the Bank pursuant to the terms of the Loan and Security Agreement dated September 20,2001 by and among the Borrowers and the Bank, as same may be amended from time to time (the "Agreement"). This Note shall mature and be payable in full on September
15, 2007, or such later date as may be determined and agreed upon between Bank and Borrowers pursuant to the Agreement.

         The principal balance hereof outstanding from time to time shall bear interest as set forth in the Agreement. Interest will be calculated based on a 360-day year and charged for the actual number of days elapsed, and will be payable as set forth in the Agreement. After the occurrence of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), payable on demand, at a rate per annum equal to six percent (6%) above the rate that would otherwise be in effect, until paid, and whether before or after the entry of judgment hereon.

         The principal amount of each loan made by the Bank and the amount of each prepayment made by the Borrowers shall be recorded by the Bank on the schedule attached hereto or in the regularly maintained data processing records of the Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry shall not limit or otherwise affect Borrowers' obligations under this Note or the Agreement.

         This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity there of shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

         In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from the Borrowers under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank shall refund to Borrowers such excess.

         Borrowers and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.


         This Note may not be changed orally, but only by an instrument in writing.

         This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrowers agree that the State and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrowers at their address described in the Notices section of the Agreement. BORROWERS HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.



MERIDIAN BIOSCIENCE                           MERIDIAN BIOSCIENCE, INC.
CORPORATION

By: /s/ MELISSA LUEKE                         By:  /s/ MELISSA LUEKE
    ----------------------                         ---------------------------


Its: CFO                                      Its: CFO
    ----------------------                         ---------------------------


OMEGA TECHNOLOGIES, INC.                      GULL LABORATORIES, INC.

By: /s/ MELISSA LUEKE                         By:  /s/ MELISSA LUEKE
    ----------------------                         ---------------------------


Its: CFO                                      Its: CFO
    ----------------------                         ---------------------------

BIODESIGN INCORPORATED                        VIRAL ANTIGENS, INC.

By: /s/ MELISSA LUEKE                         By:  /s/ MELISSA LUEKE
    ----------------------                         ---------------------------


Its: CFO                                      Its: Treasurer-Secretary
    ----------------------                         ---------------------------




                                       2